Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Conduit Pharmaceuticals Inc. for the period ended March 31, 2025, I, James Bligh, Interim Chief Financial Officer of Conduit Pharmaceuticals Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Conduit Pharmaceuticals Inc. for the period ended March 31, 2025, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Conduit Pharmaceuticals Inc. for the period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of Conduit Pharmaceuticals Inc.

/s/ James Bligh
James Bligh
Interim Chief Financial Officer (Principal Financial Officer)

May 14, 2025

A signed original of the certification required by Section 906 has been provided to Conduit Pharmaceuticals Inc. and will be retained by Conduit Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.